Entity #: 585124
Date Filed: 03/09/2006
Pedro A. Cortes
Secretary of the Commonwealth

Microfilm Number	Filed with the Dept. of State on

Entity Number
Secretary of Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY

DSCB:15-8913 (Rev. 95)

In compliance with the requirements of 15 Pa.C.S. 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited liability company is:

CARDINAL RESOURCES LLC

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

4326 Northern Pike
Monroeville, Pennsylvania 15146
County of Allegheny

3.	The name and address, including the street and number, if any, of each organizer are:

Nicole M. Bodoh, Esq.
c/o Cohen & Grigsby, P.C.
11 Stanwix Street, 15th Floor
Pittsburgh, PA 15222

4.	(Strike out if inapplicable): A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	(Strike out if inapplicable):

6.	The specified effective date, if any, is:

7.	(Strike out if inapplicable):

8.	For additional provisions of the certificate, if any, attach an 8-1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer has signed this Certificate of Organization on March 9, 2006.

/s/ Nicole M. Bodoh,
Nicole M. Bodoh, Organizer

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

[ ]	Consent to Appropriation of Name
(19Pa.Code § 17.2)
[X]	Consent to Use of Similar Name

Pursuant to 19 Pa. Code § 17.2 (relating to appropriation of the name of a senior corporation) and § 17.3 (relating to use of a similar name) the undersigned association, desiring to consent to the appropriation/use of similar name of its name by another association, hereby certifies that:

1.	The name of the association executing this Consent of Name is:
CARDINAL RESOURCES INC.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department);
	(a)	Number and Street	City	State	Zip	County

	(b)	Name of Commercial Registered Office Provider				County
	c/o Corporation Service Company					Dauphin

3.	The date of its incorporation or other organization is: 7/23/2004

4.	The statute under which it was incorporated or otherwise organized is:
PA BCL 88

5.	The association(s) entitled to the benefit of this Consent of Name is(are):
CARDINAL RESOURCES LLC

6.	If Consent to Appropriation of Name, the association is about to (check one):

[ ] Change its name [ ] Cease to do business [ ] Withdrawal from doing business in PA [ ] Being wound up

7.	If Consent to Use of Similar Name, check box:
[ ]	Indicates that the association executing this Consent to Use of Similar Name is the parent or prime affiliate of a group of associations using the same name with geographic or other designations, and that such association is authorized to and does hereby act on behalf of all such affiliated associations, including the following (see 19 Pa. Code § 17.3(c)(6)):